                                                                    EXHIBIT 99.2

                                     PROXY

                           CHRISTIANA COMPANIES, INC.
                             700 North Water Street
                           Milwaukee, Wisconsin 53202

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Sheldon B. Lubar and William T. Donovan as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Christiana Companies, Inc. (the "Common Shares") held of record by the
undersigned on                , 1998, at the special meeting of shareholders to
be held on                , 1998, and any and all adjournments thereof.

     You are encouraged to specify your choices by marking the appropriate boxes (SEE BELOW) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

        [X] Please mark your votes as in this example.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                                         FOR       AGAINST     ABSTAIN
1.      PROPOSAL TO APPROVE THE AMENDED AND RESTATED MERGER            -------------------------------
        AGREEMENT (which includes as a part thereof the AGREEMENT
        PROVIDING FOR THE LOGISTIC SALE), the terms and conditions
        of which are described in the enclosed Joint Proxy             -------------------------------
        Statement/Prospectus.

                                                                         FOR       AGAINST     ABSTAIN
2.      To approve an adjournment of the Meeting to solicit            -------------------------------
        additional proxies in the event that there are not
        sufficient votes to approve the foregoing proposal.
                                                                       -------------------------------
3.      In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                (continued and to be signed on the reverse side)

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY AND ELECTION FORM
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears below. When Common Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED --------------- ,       ------------------------------   ------------------------------
  1998                                  Signature                Signature if held jointly